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Pitney Bowes Inc. - Form 10-Q                                             Exhibit (i)
Three Months Ended March 31, 1994
Page 14 of 15
                                   Pitney Bowes Inc.
                           Computation of Earnings per Share

                                                         Three Months Ended March 31,
(Dollars in thousands, except per share data)                   1994             1993
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
Primary

Income before effect of a change in accounting for
  postemployment benefits (1). . . . . . . . . . . . . . $    91,861      $    82,059
Effect of accounting change. . . . . . . . . . . . . . .    (119,532)               -

Net (loss) income applicable to common stock . . . . . . $   (27,671)     $    82,059

Weighted average number of common shares outstanding . . 158,151,500      157,161,280
Preference stock, $2.12 cumulative convertible . . . . .     869,500          930,174
Stock option and purchase plans. . . . . . . . . . . . .     648,700          808,383

Total common and common equivalent shares outstanding. . 159,669,700      158,899,837

Income per common and common equivalent share -
  primary:
    Income before effect of a change in accounting for
      postemployment benefits. . . . . . . . . . . . . . $       .58      $       .52
    Effect of accounting change. . . . . . . . . . . . .        (.75)               -

    Net (loss) income. . . . . . . . . . . . . . . . . . $      (.17)     $       .52

Fully Diluted

Income before effect of a change in accounting for
  postemployment benefits. . . . . . . . . . . . . . . . $    91,862      $    82,060
Effect of accounting change. . . . . . . . . . . . . . .    (119,532)               -

Net (loss) income applicable to common stock . . . . . . $   (27,670)     $    82,060

Weighted average number of common shares outstanding . . 158,151,500      157,161,280
Preference stock, $2.12 cumulative convertible . . . . .     869,500          930,174
Stock option and purchase plans. . . . . . . . . . . . .     676,275          815,616
Preferred stock, 4% cumulative convertible . . . . . . .      16,568           25,949

Total common and common equivalent shares outstanding. . 159,713,843      158,933,019

Income per common and common equivalent share -
  fully diluted:
    Income before effect of a change in accounting for
      postemployment benefits. . . . . . . . . . . . . . $       .58      $       .52
    Effect of accounting change. . . . . . . . . . . . .        (.75)               -

    Net (loss) income. . . . . . . . . . . . . . . . . . $      (.17)     $       .52

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(1) Income before effect of a change in accounting for postemployment benefits was adjusted for preferred dividends.
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